Exhibit 99.1
NEWS RELEASE	FOR IMMEDIATE RELEASE

DCB Financial Corp Announces First Quarter 2015 Results

Lewis Center, OH, April 29, 2015 - DCB Financial Corp (the “Company”), (OTCQB:DCBF), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) announced net income of $239,000 or $0.03 per diluted share for the three months ended March 31, 2015, compared to net income of $117,000 or $0.02 per diluted share for the first quarter of 2014 and net income of $168,000 or $0.02 per diluted share for the fourth quarter of 2014.

Ronald J. Seiffert, President and CEO for the Company said, “Net income in the first quarter of 2015 increased 104% and 42% compared to the first and fourth quarters of 2014, respectively, and was the highest quarterly core net income since the first quarter of 2012. The sharp reduction in problem assets that we achieved during 2014 along with the strong loan growth at the end of 2014 set the stage for a strong start to 2015 and our best overall quarter in three years.”

Seiffert continued, “Net interest income was up $194,000 in the first quarter of 2015 compared to the first quarter of 2014, as we made substantial progress over the past year in reshaping and growing our loan portfolio. Non-interest expenses were down $112,000 due in large part to lower expenses associated with the improvement in our asset quality.”

Balance Sheet Highlights

Total assets were $520.7 million at March 31, 2015, compared with $515.3 million at December 31, 2014.

Total loans were $377.2 million at March 31, 2015, compared with $385.4 million at December 31, 2014 and $369.7 million at September 30, 2014. The Company entered the first quarter of 2015 with a relatively light loan pipeline due primarily to seasonal factors and a large number of commercial loan closings in the fourth quarter of 2014. Growth in the Company’s commercial loan portfolios in the fourth quarter of 2014 totaled $9.8 million. In addition, prepayments and payoffs in the Company’s commercial loan portfolios were unusually high during the first quarter of 2015, including 5 relationships aggregating $5.7 million that paid off during the quarter.

Deposits totaled $464.8 million at March 31, 2015, compared with $453.2 million at December 31, 2014 and $445.5 million at September 30, 2014. Money market accounts increased $9.1 million in the first quarter of 2015 due primarily to seasonal inflows of municipal deposits.

Shareholders’ equity increased $440,000 in the first quarter and was $47.7 million at March 31, 2015. Net income for the first quarter of $239,000 was augmented by an increase in accumulated other comprehensive income of $194,000 due to an increase in unrealized gains on securities available-for-sale.

The Bank’s Tier 1 leverage ratio was 8.65% and its total risk-based capital ratio was 13.83% at March 31, 2015, both of which were well above the regulatory thresholds required to be classified as a “well-capitalized” institution, which are 5.0% and 10.0%, respectively.

Asset Quality and the Provision for Loan Losses

Delinquent loans (including non-accrual loans) totaled $2.0 million or 0.53% of total loans at March 31, 2015, compared to $2.2 million or 0.58% of total loans at December 31, 2014 and $3.6 million or 0.98% of total loans at September 30, 2014. Non-accrual loans totaled $1.1 million or 0.30% of total loans at March 31, 2015, compared to $1.4 million or 0.36% of total loans at December 31, 2014 and $3.0 million or 0.81% of total loans at September 30, 2014.

Non-performing assets were $11.8 million or 2.26% of total assets at March 31, 2015, compared with $12.6 million or 2.45% of total assets at December 31, 2014 and $14.6 million or 2.91% of total assets at September 30, 2014. Troubled debt restructurings (“TDR’s”) which are performing in accordance with the restructured terms and accruing interest, but are included in non-performing assets, were $9.6 million at March 31, 2015, and at December 31, 2014 and $9.8 million at September 30, 2014.

Net charge-offs were $297,000 or 0.31% (annualized) of average loans in the first quarter of 2015, compared to net charge-offs of $1.3 million or 1.43% (annualized) of average loans in the year-ago quarter, and $90,000 or 0.10% (annualized) of average loans in the fourth quarter of 2014. Two relationships comprised nearly all of the charge-offs in the first quarter of 2014, which were charged against allowance allocations established in the fourth quarter of 2013.

The provision for loan losses was $150,000 in the first quarter of 2015 and in the fourth quarter of 2014. No provision for loan losses was recorded in the year-ago quarter. The provision for loan losses as a percentage of net charge-offs was 50.5% for the first quarter of 2015, compared to 166.7% in the fourth quarter of 2014.

The allowance for loan losses was $4.1 million at March 31, 2015, compared to $4.2 million at December 31, 2014 and at September 30, 2014. The ratio of the allowance for loan losses to total loans was 1.08% at March 31, 2015, compared with 1.10% at December 31, 2014 and 1.13% at September 30, 2014. The ratio of the allowance for loan losses to non-performing loans (including TDR’s) was 37.8% at March 31, 2015, compared to 38.5% at December 31, 2014 and 31.3% at September 30, 2014. The ratio of the allowance for loan losses to non-accrual loans was 362% at March 31, 2015, compared to 306% at December 31, 2014 and 139% at September 30, 2014.

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Net Interest Income

Net interest income totaled $4.2 million in the three months ended March 31, 2015, compared with $4.0 million in the year-ago quarter and $4.2 million in the fourth quarter of 2014. Net interest income in the fourth quarter of 2014 included $171,000 of interest income recognized upon the refinance of a non-accrual commercial mortgage that, upon the refinance, was returned to accrual status.

The net interest margin was unchanged at 3.50% in the first quarter of 2015 compared with the first quarter of 2014 and was 3.62% in the fourth quarter of 2014. The net interest margin was 3.48% in the fourth quarter of 2014 without the $171,000 interest recovery.

The Company’s earning assets yield (absent non-recurring items) and cost of funds have been relatively stable over the past five quarters, as growth in the loan portfolio has offset the effect of portfolio amortization at historically higher rates, and as the Company’s time deposits have largely repriced to at or near current rates.

Average interest-earning assets were $484.9 million in the first quarter of 2015, compared with $466.4 million in the year-ago quarter and $465.7 million in the fourth quarter of 2014. Total period end loans outstanding increased $15.7 million between September 30, 2014 and December 31, 2014; however, much of the impact of this growth on the average balances of the loan portfolio was reflected in the first quarter of 2015 as much of the fourth quarter growth occurred in the latter part of that quarter. The average balance of loans increased $21.7 million in the first quarter of 2015 compared with the year-ago quarter, and were $7.1 million higher than the fourth quarter of 2014. Total average loans were 78.6% of total average interest-earning assets in the first quarter of 2015, compared with 77.1% in the year-ago quarter and 80.5% in the fourth quarter of 2014. Total average interest-bearing deposit balances increased $14.8 million in the first quarter of 2015 compared to the first quarter of 2014, with a decrease in the average balance of time deposits of $9.8 million being offset by an increase of $24.6 million in the average balances of lower-costing interest-bearing demand, savings and money market accounts.

Non-Interest Income and Non-Interest Expenses

Non-interest income was $1.2 million in the first quarter of 2015 and the first quarter of 2014, and was $1.1 million in the fourth quarter of 2014. Non-interest income (net of nonrecurring income, gains and losses and gains/losses on the sales of securities in the first quarter of 2014) accounted for 21.5% of total revenue in the first quarter of 2015, compared with 22.2% in the year-ago quarter and 20.6% in the fourth quarter of 2014.

Non-interest expenses were $5.0 million for the first quarter of 2015, compared with $5.1 million in the year-ago quarter and in the fourth quarter of 2014. The Company’s efficiency ratio was 92.9% in the first quarter of 2015, compared with 98.5% in the year-ago quarter and 94.6% in the fourth quarter of 2014.

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About DCB Financial Corp

DCB Financial Corp is a financial holding company formed under the laws of the State of Ohio. The Company is the parent of The Delaware County Bank & Trust Company, a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 14 branch offices located in Central Ohio. The Bank provides customary retail and commercial banking and cash management services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, commercial leases, real estate mortgage loans, night depository facilities and trust and personalized wealth management services.

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of DCB Financial Corp. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: an increase in competitive pressure in the banking industry; changes in the interest rate environment which may affect the net interest margin; changes in the regulatory environment; general economic conditions, either nationally or regionally, resulting, among other things, in a deterioration in credit quality; changes in business conditions and inflation; changes in the securities markets; changes in technology used in the banking business; our ability to maintain and increase market share and control expenses; increases in FDIC insurance premiums may cause earnings to decrease; and other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:	DCB Financial Corp

Ronald J. Seiffert, President and CEO

(740) 657-7000

J. Daniel Mohr, Executive Vice President and CFO

(740) 657-7510

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DCB Financial Corp

Consolidated Balance Sheets (Unaudited)

	March 31, 2015	December 31, 2014
	(Dollars in thousands, except share and per share data)
Assets
Cash and due from financial institutions	$5,998	$6,247
Interest-bearing deposits	18,047	15,027
Total cash and cash equivalents	24,045	21,274

Securities available-for-sale	85,844	75,909

Loans	377,246	385,444
Less allowance for loan losses	(4,089)	(4,236)
Net loans	373,157	381,208

Real estate owned	940	1,111
Investment in FHLB stock	3,250	3,250
Premises and equipment, net	9,891	10,016
Bank-owned life insurance	20,270	20,027
Accrued interest receivable and other assets	3,312	2,587
Total assets	$520,709	$515,382

Liabilities and shareholders’ equity
Liabilities:
Deposits:
Non-interest bearing	$111,286	$111,022
Interest bearing	353,510	342,170
Total deposits	464,796	453,192

Borrowings	4,801	11,808
Accrued interest payable and other liabilities	3,461	3,171
Total liabilities	473,058	468,171

Shareholders’ equity:
Common stock	16,456	16,064
Retained earnings	38,293	38,055
Treasury stock	(7,416)	(7,416)
Accumulated other comprehensive income	848	654
Deferred stock-based compensation	(530)	(146)
Total shareholders’ equity	47,651	47,211
Total liabilities and shareholders’ equity	$520,709	$515,382

Common shares outstanding	7,287,437	7,233,795
Book value per common share	$6.54	$6.53

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DCB Financial Corp

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
	2015	2014
	(Dollars in thousands, except share and per share data)
Interest income:
Loans	$3,952	$3,738
Securities	505	553
Federal funds sold and interest bearing deposits	10	13
Total interest income	4,467	4,304

Interest expense:
Deposits:
Savings and money market accounts	142	131
Time accounts	92	128
NOW accounts	16	21
Total	250	280

Borrowings: FHLB advances	35	36
Total interest expense	285	316

Net interest income	4,182	3,988
Provision for loan losses	150	—
Net interest income after provision for loan losses	4,032	3,988

Non-interest income:
Service charges	452	511
Wealth management fees	380	293
Treasury management fees	58	56
Income from bank-owned life insurance	244	239
Loss on loans held for sale	—	(245)
Gain on sale of REO	10	—
Loss on sale of securities, available-for-sale	—	(140)
Gain on sale of branch	—	438
Other non-interest income	14	40
Total non-interest income	1,158	1,192

Non-interest expense:
Salaries and employee benefits	2,712	2,779
Occupancy and equipment	963	804
Professional services	353	421
Advertising	108	81
Office supplies, postage and courier	79	95
FDIC insurance premium	110	168
State franchise taxes	75	65
Other non-interest expense	551	650
Total non-interest expense	4,951	5,063

Income before income taxes	239	117
Income taxes	—	—
Net income	$239	$117

Share and Per Share Data
Basic average common shares outstanding	7,233,836	7,192,350
Diluted average common shares outstanding	7,250,350	7,244,716
Basic earnings per common share	$0.03	$0.02
Diluted earnings per common share	$0.03	$0.02

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DCB Financial Corp

Consolidated Average Balances (Unaudited)

	Three months ended March 31,
	2015	2014
	(Dollars in thousands)
Earning assets
Interest bearing cash	$19,742	$21,750
Securities	80,388	80,379
Tax-exempt securities	3,601	4,812
Loans (1)	381,125	359,427
Total earning assets	484,856	466,368

Non-earning assets	42,201	41,997
Total assets	$527,057	$508,365

Interest bearing liabilities
Interest bearing DDA	$81,409	$80,776
Money market	155,038	130,336
Savings accounts	42,757	43,521
Time deposits	76,418	86,204
Overnight borrowings	1,567	—
FHLB advances	4,806	4,835
Total interest bearing liabilities	361,995	345,672

Non-interest bearing deposits	$113,067	$110,299
Other non-interest bearing liabilities	5,386	6,574
Total liabilities	480,448	462,545
Shareholders’ equity	46,609	45,820
Total liabilities and shareholders’ equity	$527,057	$508,365

(1)	Includes loans held for sale in 2014

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DCB Financial Corp

Loans and Deposits (Unaudited)

The following table sets forth the composition of the Company’s loan portfolio at the dates indicated (includes loans held for sale):

	March 31, 2015		December 31, 2014		September 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Loan portfolio composition	(Dollars in thousands)
Commercial and industrial	$99,946	26.5%	$106,222	27.6%	$102,629	27.8%
Commercial real estate	106,334	28.2%	111,851	29.0%	105,621	28.6%
Real estate and home equity	131,658	34.9%	129,650	33.7%	125,484	34.0%
Consumer and credit card	39,074	10.4%	37,507	9.7%	35,725	9.6%
Total loans	$377,012	100.0%	$385,230	100.0%	$369,459	100.0%

Net deferred loan costs	234		214		182
Allowance for loan losses	(4,089)		(4,236)		(4,176)
Net loans	$373,157		$381,208		$365,465

The following table sets forth the composition of the Company’s deposits at the dates indicated :

	March 31, 2015		December 31, 2014		September 30, 2014
	Amount	Percent	Amount	Percent	Amount	Percent
Deposit composition	(Dollars in thousands)
Non-interest bearing demand	$111,286	23.9%	$111,022	24.5%	$104,991	23.6%
Interest bearing demand	76,390	16.5%	77,534	17.1%	72,622	16.3%
Total demand	187,676	40.4%	188,556	41.6%	177,613	39.9%

Savings	43,568	9.4%	42,634	9.4%	42,482	9.5%
Money market	156,806	33.7%	147,667	32.6%	148,628	33.4%
Time deposits	76,746	16.5%	74,335	16.4%	76,811	17.2%
Total deposits	$464,796	100.0%	$453,192	100.0%	$445,534	100.0%

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DCB Financial Corp

Asset Quality (Unaudited)

The following table represents a summary of delinquent loans grouped by the number of days delinquent at the dates indicated:

Delinquent loans and leases	March 31, 2015		December 31, 2014		September 30, 2014
	$	%(1)	$	%(1)	$	%(1)
	(Dollars in thousands)
30 days past due	$250	0.07%	$336	0.09%	$68	0.02%
60 days past due	498	0.13%	37	0.01%	50	0.01%
90 days past due and still accruing	105	0.03%	480	0.12%	520	0.14%
Non-accrual	1,130	0.30%	1,384	0.36%	3,007	0.81%
Total	$1,983	0.53%	$2,237	0.58%	$3,645	0.98%

(1) As a percentage of total loans, excluding deferred costs

The following table represents information concerning the aggregate amount of non-performing assets (includes loans held for sale):

Non-performing assets	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in thousands)
Non-accruing loans:
Residential real estate loans and home equity	$340	$334	$343
Commercial real estate	60	298	1,889
Commercial and industrial	612	632	651
Consumer loans and credit cards	118	120	124
Total non-accruing loans	1,130	1,384	3,007
Accruing loans delinquent 90 days or more	105	480	520
Total non-performing loans (excluding TDR’s)	1,235	1,864	3,527

Other real estate and repossessed assets	940	1,111	1,215
Total non-performing assets (excluding TDR’s)	$2,175	$2,975	$4,742

Troubled debt restructurings(1)	$9,575	$9,633	$9,834
Total non-performing loans (including TDR’s)	$10,810	$11,497	$13,361
Total non-performing assets (including TDR’s)	$11,750	$12,608	$14,576

(1) TDR’s that are in compliance with their modified terms and accruing interest.

The following table summarizes changes in the allowance for loan losses arising from loans charged off, recoveries on loans and leases previously charged off and additions to the allowance which have been charged to expense:

Allowance for loan losses	Three months ended March 31,
	2015	2014
	(Dollars in thousands)
Allowance for loan losses, beginning of period	$4,236	$6,725

Loans charged-off	(430)	(1,412)
Recoveries of loans previously charged-off	133	129
Net loans charged-off	(297)	(1,283)
Allowance related to loans transferred to held-for-sale	—	(97)
Provision for loan losses	150	—
Allowance for loan losses, end of period	$4,089	$5,345

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DCB Financial Corp

Consolidated Financial Information (Unaudited)

Key Ratios	At or for the three months ended March 31,
	2015	2014
Return on average assets	0.18%	0.09%
Return on average equity	2.05%	1.02%
Yield on earning assets	3.73%	3.74%
Cost of interest-bearing liabilities	0.32%	0.32%
Net interest margin (1)	3.50%	3.50%
Non-interest income to total income (2)	21.5%	22.2%
Efficiency ratio (3)	92.89%	98.54%

Net loans charged-off to average loans, annualized	0.31%	1.43%
Provision for loan losses to average loans, annualized	0.16%	0.00%
Allowance for loan losses to total loans	1.08%	1.51%
Allowance for loan losses to non-accrual loans	362%	148%
Non-accrual loans to total loans	0.30%	1.02%
Non-performing assets to total assets (including performing TDR’s)	2.26%	3.59%
Non-performing assets to total assets (excluding performing TDR’s)	0.42%	1.05%

(1)	Net interest income divided by average earning assets
(2)	Non-interest income (excluding net realized gains and losses on securities and other non-recurring gains and losses) divided by the sum of net interest income and non-interest income (as adjusted)
(3)	Non-interest expense (less OREO expense and non-recurring expenses and losses) divided by the sum of net interest income and non-interest income (as adjusted)

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DCB Financial Corp

Selected Quarterly Financial Data (Unaudited)

	2015	2014
	First	Fourth	Third	Second	First
	(Dollars in thousands, except per share data)
Interest income	$4,467	$4,536	$4,278	$4,262	$4,304
Interest expense	285	291	306	299	316
Net interest income	4,182	4,245	3,972	3,963	3,988
Provision for loan losses	150	150	—	—	—
Net interest income after provision for loan losses	4,032	4,094	3,972	3,963	3,988
Non-interest income	1,158	1,132	1,140	996	1,192
Non-interest expenses	4,951	5,059	5,062	4,922	5,063
Income before income taxes	239	168	50	37	117
Income taxes	—	—	—	—	—
Net income	$239	$168	$50	$37	$117

Stock and related per share data
Basic and diluted earnings per common share	$0.03	$0.02	$0.01	$0.01	$0.02
Basic weighted average common shares outstanding	7,233,836	7.196,404	7,192,350	7,192,350	7,192,350
Diluted weighted average common shares outstanding	7,250,350	7,232,961	7,249,194	7,250,702	7,244,716
Common book value per share	$6.59	$6.53	$6.49	$6.51	$6.45

Capital Ratios:
Bank
Tier 1 leverage ratio	8.65%	9.00%	8.96%	8.97%	8.83%
Tier 1 risk based capital	12.62%	12.40%	12.42%	12.77%	12.78%
Total risk based capital	13.75%	13.56%	13.57%	14.02%	14.03%

Total equity to assets ratio (consolidated)	9.15%	9.16%	9.33%	9.35%	9.39%

Selected ratios:
Return on average assets	0.18%	0.13%	0.04%	0.05%	0.09%
Return on average equity	2.05%	1.44%	0.43%	0.53%	1.02%
Yield on earning assets	3.73%	3.86%	3.66%	3.75%	3.74%
Cost of interest-bearing liabilities	0.32%	0.33%	0.35%	0.36%	0.32%
Net interest margin	3.50%	3.62%	3.40%	3.51%	3.50%
Non-interest income to total income (1)	21.5%	20.6%	22.6%	21.8%	22.2%
Efficiency ratio (2)	92.89%	94.6%	98.7%	96.2%	98.5%

Asset quality ratios:
Net loans charged off to average loans, annualized	0.31%	0.10%	0.43%	0.87%	1.43%
Provision for loan losses to average loans, annualized	0.16%	0.16%	0.00%	0.00%	0.00%
Allowance for loan losses to total loans	1.08%	1.10%	1.13%	1.28%	1.51%
Allowance for loan losses to non-accrual loans	362%	306%	139%	109%	148%
Non-accrual loans to total loans	0.30%	0.36%	0.81%	1.17%	1.02%
Non-performing assets to total assets (including performing TDR’s)	2.26%	2.45%	2.91%	3.06%	3.59%
Non-performing assets to total assets (excluding performing TDR’s)	0.42%	0.58%	0.95%	1.12%	1.05%

(1) Non-interest income (net of realized gains and losses on securities and other non-recurring items) divided by the sum of net interest income and non-interest income (as adjusted)

(2) Non-interest expense (less OREO expense) divided by the sum of net interest income and non-interest income (as adjusted)

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